SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: January 7, 2003
               (Date of earliest event reported) December 24, 2002


                        DOBSON COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


          OKLAHOMA                    000-29225                  73-1513309
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)


                               14201 Wireless Way
                          Oklahoma City, Oklahoma 73134
               (Address of principal executive offices) (Zip Code)

                                 (405) 529-8500
              (Registrant's telephone number, including area code)

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Information To Be Included in the Report

Item 2.       Acquisition or Disposition of Assets

     Effective December 24, 2002, the Registrant (through Dobson Cellular Systems, Inc., a wholly owned subsidiary) entered into a definitive Exchange Agreement with AT&T Wireless Services, Inc. ("AWS") to exchange certain wireless properties and other assets. The Exchange Agreement provides that the Registrant will transfer to AWS the FCC cellular licenses and related assets in the Santa Cruz, California Metropolitan Service Area, or MSA (population approximately 255,600), and the California 4 Rural Service Area, or RSA (population approximately 386,900), and that AWS will transfer to the Registrant and/or one of its subsidiaries the FCC cellular licenses and certain related assets in the Anchorage, Alaska MSA (population approximately 252,100) and Alaska RSA 2 (population approximately 168,300) markets. In addition, AWS will transfer to the Registrant 200,000 shares (which are all of the outstanding shares) of the Registrant's Series AA Preferred Stock which has a liquidation preference of $200.0 million, plus accrued but unpaid dividends. The 200,000 shares of Series AA Preferred Stock are exchangeable, under certain conditions, for 200,000 shares of the Registrant's Series A Preferred Stock which, if issued, would be convertible into a maximum of 7,889, 546 shares of the Registrant's Class A common stock.

     The Registrant determined the relative value of the cellular licenses and other assets to be transferred to AWS and those to be received from AWS based on the Registrant's knowledge of the values of cellular licenses and related assets gained through the Registrant's experience in the cellular industry. In addition, the Registrant obtained a financial analysis from an investment banking firm retained by the Registrant with respect to the relative values of the cellular licenses and related and other assets to be exchanged under the Exchange Agreement.

     Based on filings by AWS with the Securities and Exchange Commission, the Registrant believes that AWS is the beneficial owner of shares of the Registrant's outstanding Class A common stock and Class B common stock representing approximately 5.4% of the total combined voting power of the Registrant's outstanding common stock before giving effect to 7,889,546 shares of the Registrant's Class A common stock issuable upon conversion of 200,000 shares of the Registrant's Series A Preferred Stock which, under certain conditions, are issuable in exchange for the Series AA Preferred Stock.

     Consummation of the transaction is subject to certain closing conditions, including approval by the Federal Communications Commission.

Item 7.  Financial Statements and Exhibits

10.1 Asset Exchange Agreement dated as of December 24, 2002, between Dobson Cellular Systems, Inc. and AT&T Wireless Services, Inc.

10.2 Transition Services Agreement dated as of December 24, 2002, between Dobson Cellular Systems, Inc. and AT&T Wireless Services, Inc.

10.3 Master Lease Agreement dated as of December 24, 2002, between Dobson Cellular Systems, Inc. and AT&T Wireless Services, Inc.

10.4 Cordova Option Agreement dated as of December 24, 2002, among AT&T Wireless Services, Inc., AT&T Wireless Services of Alaska, Inc. and Dobson Cellular Systems, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 DOBSON COMMUNICATIONS CORPORATION

                                 By  BRUCE R. KNOOIHUIZEN
                                     Bruce R. Knooihuizen, Executive
                                     Vice President and Chief Financial Officer

January 7, 2003

                                 EXHIBIT INDEX

Exhibit
No.    Description                             Method of Filing
---    -----------                             ----------------

10.1 Asset Exchange Agreement dated as of      Filed herewith electronically
     December 24, 2002, between Dobson
     Cellular Systems, Inc. and AT&T Wireless
     Services, Inc.

10.2 Transition Services Agreement dated as of Filed herewith electronically December 24, 2002, between Dobson
     Cellular Systems, Inc. and AT&T Wireless
     Services, Inc.

10.3 Master Lease Agreement dated as of        Filed herewith electronically
     December 24, 2002, between Dobson
     Cellular Systems, Inc. and AT&T Wireless
     Services, Inc.

10.4 Cordova Option Agreement dated as of      Filed herewith electronically
     December 24, 2002, among AT&T Wireless
     Services, Inc., AT&T Wireless Services of
     Alaska, Inc. and Dobson Cellular Systems,
     Inc.